Exhibit 10.4
CUSTOMER AGREEMENT
To: ADM Investor Services, Inc. 141 West Jackson Blvd. Chicago, IL 60604
Gentlemen:
In consideration of the acceptance by ADM Investor Services, Inc. (“ADMIS”) acting as broker, of one or more accounts of the undersigned (“Customer”) for the purchase or sale of commodity futures, commodity options, forward contracts, foreign exchange, physical or cash commodities, and exchange for physical (“EFP”) transactions (Collectively “contracts”) it is agreed as follows:
1.	Customer acknowledges the following:
(a)
The purchase and sale of commodity futures contracts, exchange-traded and dealer options (commodity options) is speculative, involves a high degree of risk and is suitable only for persons who can assume the risk of loss in excess of their margin deposits or of the entire option cost. Customer understands that because of the low margin normally required in commodity futures trading, price changes in commodity futures contracts may result in significant Customer losses, which losses may substantially exceed Customer’s margin deposits and any other deposits he may make. Customer also acknowledges that he has received, has read and understands this agreement.

(b)
Customer authorizes ADMIS to execute such transactions for the Customer’s account and exercise commodity options for Customer’s account in accordance with Customer’s oral or written instructions, ADMIS shall have the right to refuse to accept any orders. ADMIS shall also have the right to take record all telephone conversations with Customer.

(c)	Customer understands that ADMIS or its affiliates will at times act as principal in regard to cash, forward, or foreign exchange transactions.

(d)
ADMIS shall not be responsible to Customer in any case for a floor brokers’ inability to execute orders, or for error or negligence on the part of floor brokers who are not employees of ADMIS. Furthermore, ADMIS is not obligated to quote a price for any principal transaction.

(e)
The Customer acknowledges that the execution of a futures contract always anticipates making or accepting delivery. Customer hereby authorizes ADMIS to take all action deemed necessary by ADMIS in the event ADMIS takes physical delivery for customer and customer hereby agrees to indemnify ADMIS from all costs associated therewith. ADMIS may, in its sole discretion, liquidate any short position in Customer’s account if Customer has not delivered to ADMIS certificates, receipts, or other appropriate instruments of delivery at least seven days prior to the last trading day of the futures contract.

(f)	Customer acknowledges the right of ADMIS to limit, without notice to Customer, the number of open positions which Customer may maintain or acquire through ADMIS.

2.
Customer shall deposit with ADMIS (1) the applicable initial and maintenance requirements; pay interest, commission charges in effect from time to time, (which commissions may be shared by more than one of Customer’s agents) and other costs to ADMIS occasioned by carry8ng the account of the Customers; (2) deposit the amount of any deficit balance that may result from transactions executed by ADMIS for Customer’s account, and (3) pay the interest and service charges on any Customer deficit balances at the rates customarily charged by ADMIS together with ADMIS’s costs and attorney’s fees incurred in collecting any such deficit or defending claims brought by Customer in which ADMIS is the prevailing party.

3.
Customer understands and acknowledges that ADMIS acts as agent for all transactions which are executed on commodity futures exchanges and among other requirements, is financially liable to the exchange clearing houses of which it is a member and to the clearing members through which it clears transactions on exchanges of which it is not a clearing member, for deficit balances occurring in the Customer’s accounts; because of this, ADMIS is the guarantor of the financial responsibility of the Customer. Therefore, Customer agrees to hold ADMIS harmless with respect to any and all losses sustained by ADMIS resulting from deficit balances which may occur in the Customer’s account.

4.
Customer shall, without notice or demand from ADMIS, at all times, maintain adequate margins, so as continually to meet the margin requirements established by ADMIS. Such margin requirements established by ADMIS, in its sole and absolute discretion, may exceed the margin requirements set by any commodity exchange, or other regulatory authority. Customer agrees, when required, to wire transfer margins to ADMIS or any monies so required, and to furnish ADMIS with names of bank officers for immediate verification of such transfers.

5.
If, at any time, Customer’s account does not contain the amount of margin required by ADMIS, or by any exchange, clearing house or other regulatory authority, ADMIS may, at its sole and absolute discretion, at any time or from time to time, without notice to Customer, close out Customer’s open positions in whole or in part or take any other action it deems necessary to satisfy such requirements, including, but not necessarily limited to, transferring funds from other accounts of Customer including transfers between CFTC Segregated and other accounts. Failure of ADMIS to so act in such circumstances, in whole or in part, shall not constitute a waiver of its rights to do so any time or from time to time thereafter, nor shall ADMIS be subject to any liability to Customer for its failure so to act. In addition, ADMIS has the right, but not the obligation, to liquidate the account(s) upon receipt of notice of the death of Customer (if applicable).

6.
All monies, securities, negotiable instruments, forward contracts, foreign exchange contracts physical or cash contracts, commodity options, open positions in futures contracts and commodities, or other property now or at any future time in Customer’s account, or held by ADMIS or its affiliates for Customer, are hereby pledged with ADMIS, and shall be subject to a security interest in ADMIS’s favor to secure any indebtedness, at any time, owing from Customer to ADMIS without regard to whether or not ADMIS or its affiliates has made advances with respect to such property. Customer will not cause or allow any of the property held in his accounts to be subject to any other liens, security interests, mortgages or other encumbrances without the express written approval of ADMIS.

7.
Customer understands that obligations arising out of transactions denominated and/or paid for in currencies other than U.S. Dollars may be converted to U.S. Dollars at the discretion of AMIS at an exchange rate determined by ADMIS at its discretion based on prevailing market rates and Customer will be required to pay ADMIS in U.S. Dollars.

8.
Customer acknowledges that: (1) any market recommendations and information communicated to Customer by ADMIS do not constitute an offer to sell, or the solicitation of an offer to buy any commodity, or any commodity futures contract; (2) such recommendations and information, although based upon information obtained from sources believed by ADMIS to be reliable, may be incomplete and may not be verified; and (3) ADMIS makes no representation, warranty or guarantee as to, and shall not be responsible for, the accuracy or completeness of any information or trading recommendation furnished to Customer. Customer understands that ADMIS and/or its officers, directors, affiliates, stockholders or representatives may have a position or positions in and may intend to buy or sell commodities or commodity futures contracts, which are the subject of market recommendations furnished to Customer, and that the position or positions of ADMIS or any such officer, director, affiliate, stockholder, or representative may or may not be consistent with the recommendations furnished to Customer by ADMIS.

9.
All transactions by ADMIS on Customer’s behalf shall be subject to the applicable constitutions, rules, regulations, customs, usages, rulings, and interpretations of the exchange or markets on which such transactions are executed by ADMIS or its agents for Customer’s account (such as the Board of Trade of the City of Chicago, The Chicago Mercantile Exchange, and the MidAmerica Commodity Exchange and the clearing houses affiliated with each, if any) and to all applicable governmental acts and statutes (such as the Commodity Exchange Act or the Commodity Futures Trading Commission Act of 1974) and to rules and regulations made thereunder, ADMIS shall not be liable to Customer as a result of any action taken by ADMIS, or its agents, to comply with any such constitution, rule, regulation, custom, usage, ruling, interpretation, act or statue. If Customer is subject to regulation, Customer agrees that ADMIS has no duty to ascertain or ensure that Customer is in compliance with any governing statutes or rules.

10.
If, at any time, Customer shall be unable to delivery to ADMIS any security, commodity or other property previously bought or sold by ADMIS on Customer’s behalf, Customer authorized ADMIS, in its discretion, to borrow or to buy any security, commodity, or other property necessary to make delivery thereof, and Customer shall pay and MIS, in its discretion, to borrow or to buy any security, commodity, or other property necessary to make delivery thereof, and Customer shall pay and indemnify ADMIS for any costs, losses, and damages (including consequential costs, losses and damages) which ADM may sustain thereby and any premiums which ADMIS may be required to pay thereon, and for any costs, losses and damages (including consequential costs, losses, and damages) which ADMIS may sustain thereby and any premiums which ADMIS may be required to pay thereon, and for any costs, losses and damages (including consequential costs, losses and damages) which ADMIS may sustain from its inability to borrow or buy any such security, commodity or other property.

11.
Customer acknowledges and agrees that ADMIS shall not be responsible to Customer for any losses resulting from conduct or advice (including but not limited to errors and negligence) on the part of any broker/dealer, futures commission merchant, independent introducing broker, commodity trading advisor, or any other person or entity introducing Customer to ADMIS or having trading authority over the account of Customer at ADMIS. Customer specifically agrees that ADMIS shall have no obligation to supervise the activities of any such person or entity and Customer will indemnify ADMIS and hold ADMIS harmless from and against all losses, liabilities, and damages (including attorney’s fees) incurred by ADMIS as a result of any actions taken or not taken by such person or entity.

12.
Customer authorizes ADMIS to contact such banks, financial institutions, credit agencies, and other references as ADMIS shall deem appropriate from time to time verify the information regarding Customer which may be provided by Customer. Customer understands that an investigation may be made pertaining to his personal and business credit standing and that Customer may make a written request within a reasonable period of time for complete and accurate disclosure of its nature and scope.

13.	ADMIS shall not be responsible for delays in the execution of orders due to breakdown, or failure of transmission, or communication facilities, or to any other cause beyond ADMIS’s control.

14.
Confirmation of trades, contracts statements of account, margin calls, and any other notices sent by ADMIS to customer shall be sent to the address shown in and to the attention of the person(s) named in the “Customer Account Documentation” and they shall be conclusively deemed accurate and complete and customer waives and releases any claim relating thereto, if not objecting to, in writing, prior to the opening of trading on the contract market on which such transaction occurred on the next business day following the date on which such communication was first received. The price at which an order is executed shall be binding notwithstanding the fact an erroneous report is made. An order which was executed by in error reported not executed shall be binding. Customer shall direct all objections to ADM Investor Services, Inc., 141 West Jackson Boulevard, Suite #1600A, Chicago, Illinois 60604, (312) 242-7000.

15.
All transactions for or on Customer’s behalf shall be deemed to be included in a single account whether or not such transactions are segregated on ADMIS’s records into separate accounts, either severally or jointly with others, for purposes including reportable positions as required by regulatory authorities.

16.
The Agreement, including all authorizations, shall inure to the benefit of ADMIS, its successors and assigns and shall be binding upon Customer and Customer’s personal representatives, executors, trustees, administrators, agents, successors, and assigns. In the event that Customer’s financial condition becomes unsatisfactory to ADMIS, in its sole discretion, or that a petition, voluntary or involuntary, in bankruptcy to reorganize, or to effect a composition or extension, is filed by or against Customer, or in the event a receiver is appointed of Customer’s property or business in any proceeding whatsoever, state or federal, or in the event of Customer’s legal incapacity or death (and whenever the Customer consists of more than one person, then upon the occurrence of any of the aforementioned contingencies to any of them), ADMIS may, at its sole and absolute discretion, either continue to carry or close and liquidate the account of Customer, including the covering of short positions, exercise of options or offset of forward contracts and foreign exchange contracts subject to no liability to the personal representatives, executors, trustees, administrators, agents, successors or assigns of Customer for the use of such discretion.

17.	The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights or remedies.

18.
Customer agrees that ADMIS may, from time to time, change the account number assigned to any account covered by this Agreement, and that this Agreement shall remain in full force and effect. Customer agrees further that this account, as well as all additional accounts opened by him at ADMIS, shall be covered by this same Agreement with the exception of any new account for which a new Customer Agreement is signed.

19.
Subject to the Arbitration Agreement between ADMIS and Customer, Customer agrees that any civil action or other legal proceeding between ADMIS or its employees, agents, representatives, affiliated brokers and/or associated persons, on the one hand, and Customer, on the other hand, arising out of or relating to this Agreement, transactions hereunder, or Customer’s account shall be brought, heard and resolved in the Cook County Circuit Court located in Chicago, Illinois and Customer waives the right to have such proceeding transferred to any other location. In addition, Customer waives the right to trial by jury in any such action or proceeding. Any such action or proceeding shall be governed by the law of the State of Illinois. No action, including arbitration, and regardless of form arising out of or relating to this Agreement, transactions hereunder, or Customer’s account may be brought by Customer more than one year after the cause of action arose (regardless of the date of discovery of the alleged injury), provided, however, that any action brought under the provisions of Section 14 of the Commodity Exchange Act may be brought at any time within two years after the cause of action accrues.

20.
Customer represents that (1) he/she is (or, if Customer is a corporation, that each officer and director is, if Customer is a partnership, that each partner is) an adult of sound mind and is under no legal disability which would prevent him/her from trading in commodities, commodity futures contracts, options contracts, forward contracts, foreign exchange or other physical or cash contracts therein or entering into this Agreement; (2) he/she is (or its officers and directors or its partners are) authorized to enter into this Agreement.

21.
Customer warrants the accuracy of the information contained in the account application to be complete, true and correct and agrees that Customer will promptly notify ADMIS of any material change in the information. Customer further warrants that no one except Customer has an interest in the account and that Customer has full power and authority to enter into this Agreement and to engage in the transactions of the kind contemplated herein.

Name (Print)	Stephen K. Eastman	Name (Print)

Name (Signature)	/s/ Stephen K. Eastman Customer/Officer/Partner	Name (Print)	Customer/Officer/Partner

	Date 7-29-08		Date

ARBITRATION
Any controversy between ADM Investor Services, Inc. (“ADMSI”) or its employees, agents, representatives, affiliated brokers, or associated persons, on the one hand, and the Customer, on the other hand, arising out of or related to Customer’s account, or to this agreement or the breach thereof, shall be settled only by arbitration in accordance with the rules of National Futures Association, the Commodity Futures Trading Commission, or the exchange upon which the transaction complained of was executed, as Customer may elect. If Customer does not make such an election by registered mail addressed to ADMIS within 45 days of demand by ADMIS that Customer make such an election, then ADMIS may make such an election. Any proceeding must be commenced within one year after the transaction or occurrence complained of, regardless of the date of discovery of the alleged injury. In such proceeding both Customer and ADMIS waive any right to punitive damages. Judgment upon the arbitration award shall be final and may be entered in any court having jurisdiction thereof.
THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION (CFTC) AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.
THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.
BY SIGNING THIS AGREEMENT, YOU: (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW; AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU AR ADMIS MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF ADMIS INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 “REPARATIONS” PROCEEDING BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.
YOU NEED NOT SIGN THIS AGREEMENT TO OPEN AN ACCOUNT WITH ADMIS. SEE 17 CFR 180.1-180.5.

Name (Signature)	/s/ Stephen K. Eastman	Name(Signature)

Date 7-29-08		Date